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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 17, 2004, accompanying the consolidated financial statements included in the Annual Report of Advantage Marketing Systems, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Advantage Marketing Systems Inc. on Forms S-8 (File No. 333-109093, effective September 24, 2003, File No. 333-30438, effective February 15, 2000 and File No. 333-91401, effective November 23, 1999).

GRANT THORNTON LLP

Oklahoma City, Oklahoma

March 23, 2004